UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2023

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

In the fourth quarter of fiscal 2022, management reviewed the then-current global business operations of WW International, Inc. (the “Company”) as well as the different functions and systems supporting those operations and contrasted them with the Company’s strategic priorities and requirements for fiscal 2023 and beyond. Based on that review, in December 2022, the Company’s management resolved to centralize its global management of certain functions and systems, deprioritize and in some cases cease operations for certain non-strategic business lines, and continue the rationalization of its real estate portfolio to align with its future needs. Throughout December 2022 and January 2023, management developed and continued refining a detailed plan to achieve these goals. On January 30, 2023, the Company committed to a restructuring plan consisting of (i) an organizational restructuring and rationalization of certain functions and systems to centralize the Company’s management, align resources with strategic business lines and reduce costs associated with certain functions and systems (the “Organizational Restructuring”) and (ii) the continued rationalization of its real estate portfolio and resulting operating lease termination charges and the associated employment termination costs (the “Real Estate Restructuring,” and together with the Organizational Restructuring, the “2023 Restructuring Plan”). In connection with the 2023 Restructuring Plan, the Company anticipates recording restructuring charges which it currently estimates will range between $39.0 million to $46.0 million in the aggregate. The Organizational Restructuring will result in the elimination of certain positions and the termination of employment for certain employees worldwide. In connection with the Organizational Restructuring, the Company anticipates recording charges of approximately $15.0 million to $18.0 million in the aggregate with respect to employee termination benefit costs, which are expected to consist primarily of general and administrative expenses. The majority of these charges were recorded in the fourth quarter of fiscal 2022 at the time management resolved to undertake the Organizational Restructuring. In connection with the Real Estate Restructuring, the Company anticipates recording charges of approximately $24.0 million to $28.0 million in the aggregate consisting of lease termination and other related costs, the majority of which will be recorded in the first six months of fiscal 2023. Substantially all of the costs arising from the 2023 Restructuring Plan are expected to result in cash expenditures related to separation payments, other employee termination expenses, and lease termination payments. The Company expects the 2023 Restructuring Plan to be fully executed by the end of fiscal 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: February 2, 2023	By:	/s/ Michael F. Colosi
	Name:	Michael F. Colosi
	Title:	General Counsel and Secretary

3